SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 27, 2002

                (Date of earliest event reported): March 25, 2002

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                              000-23699 52-1837515
             (Commission File No.) (IRS Employer Identification No.)



                                2092 Gaither Road
                            Rockville, Maryland 20850
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (301) 296-2300


ITEM 5.  OTHER EVENTS

ISSUANCE OF CONVERTIBLE DEBENTURES AND WARRANTS

Effective as of March 25, 2002, we issued and sold senior secured convertible debentures in the aggregate principal amount of $10.5 million, together with warrants to purchase 828,861 shares of common stock. The debentures and the warrants were issued in a private placement to four institutional investors. In the discussion below, we refer to these securities as the debentures and the warrants. The purchasers have the option to purchase shares of our Series A convertible preferred stock, together with additional warrants before May 6, 2002. We refer to those securities below as Series A preferred and additional warrants.

We intend to use our net proceeds from the private placement for working capital and other general corporate purposes.

THE FOLLOWING SUMMARIES OF PROVISIONS OF THE DEBENTURES, THE WARRANTS, THE SECURITIES PURCHASE AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SECURITY AGREEMENT, THE IP SECURITY AGREEMENT AND THE CERTIFICATE OF DESIGNATIONS FOR THE TO BE CREATED SERIES A PREFERRED DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE DETAILED PROVISIONS OF THOSE DOCUMENTS, COPIES OF WHICH ARE FILED AS EXHIBITS 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 TO THIS CURRENT REPORT ON FORM 8-K.

     THE DEBENTURES

The debentures may be converted into our common stock at the option of the holder, at a price of $3.5163, subject to certain adjustments described below. The maturity date for the debentures is March 25, 2006. The debentures bear interest at 5% per annum and the interest is payable quarterly, beginning June 30, 2002, in cash or in stock.

Some of our obligations to holders of the debentures, the Series A preferred and the warrants are contained in a securities purchase agreement and registration rights agreement entered into at the closing of the private placement. Some of the additional redemption, conversion and other provisions of the debentures are summarized below.

Our obligation to pay any amounts owing under the debentures is secured by a first priority lien on substantially all of our assets and the assets of our subsidiaries.

     CONVERSION

CONVERSION AT OPTION OF DEBENTURE HOLDERS. Each debenture is convertible into a number of shares of common stock equal to the principal amount of the debentures divided by a conversion price of $3.5163, subject to antidilution and other adjustments summarized below and set forth in detail in the debentures. As a result, the debentures initially are convertible into an aggregate of approximately 2,986,093 shares of common stock. If we issue additional shares of common stock, or instruments convertible or exchangeable for common stock at an effective net price less than the lesser of (a) $3.5163 and (b) the then-applicable conversion price, the conversion price will be reduced to equal that effective net price. These adjustments do not apply, however, to the issuance of common stock or such instruments in specified firm commitment underwritten public offerings, strategic arrangements, mergers or acquisitions, and grants and sales of securities pursuant to equity incentive plans. In addition, the conversion price of the debentures is subject to equitable adjustment in the event of stock splits, stock dividends, distributions, subdivisions or combinations affecting common stock.

     MANDATORY CONVERSION. In general, we may require holders to convert their debentures into common stock if the closing price of the common stock has exceeded 175% of the conversion price for 20 consecutive trading days following the 18th month anniversary of the closing.

     REDEMPTION

REDEMPTION AT OPTION OF DEBENTURE HOLDERS. In the event that we do not meet the financial milestones set forth below, then the holders of the debentures may cause us to redeem: (i) up to 50% of the aggregate amount of the debentures at any time after the first anniversary of the closing date if our Earnings before Interest, Taxes, Depreciation and Amortization less capital expenditures "Adjusted EBITDA" for 2002 is less than $2.75 million; and (ii) any of the debentures at any time after the second anniversary of the closing if the Adjusted EBITDA for 2003 is less than $6.5 million. Any such redemption must be made in cash or stock, at our option (subject to our satisfaction of specified conditions set forth in the debentures), at a price equal to the principal amount of the debentures plus accrued but unpaid interest.

REDEMPTION OR CONVERSION UPON CHANGE OF CONTROL. In the event of a specified "change of control," a holder may, among other things, require that we redeem the debentures in cash at a price equal to 110% of the principal amount, plus accrued but unpaid interest. Upon a change of control with consideration at a price per share that is 100% above the then current conversion price, a holder must convert the debentures into common stock immediately before the change of control event. Events constituting a change of control for these purposes are set forth in the debentures.

MANDATORY REDEMPTION. We will be required to redeem all of the then-outstanding debentures on March 25, 2006 at a price equal to the outstanding principal amounts plus all accrued but unpaid interest. The redemption price may be paid in cash, common stock or both, at our option (subject to our satisfaction of specified conditions set forth in the debentures).

REDEMPTION UPON TRIGGERING EVENTS. In the event of a specified "triggering event," a holder may ,among other things, require that we redeem the debentures in cash at a price equal to the greater of (i) 115% of the principal amount, plus accrued but unpaid interest; and (ii) the principal amount divided by the conversion price and multiplied by the closing price on the date of redemption, plus accrued but unpaid interest. Events constituting a triggering event for these purposes are set forth in the debentures and include our default on other indebtedness, failure to have the registration statement for the shares underlying the debentures declared effective by a certain date, and failure to have our common stock listed on an eligible market.

POTENTIAL ISSUANCE OF SERIES A PREFERRED

The purchasers of our debentures have the option to purchase shares of our to be created Series A preferred stock having an aggregate purchase price of $5.75 million prior to May 6, 2002. The terms of the Series A preferred will be set forth in a certificate of designations that will form a part of our charter. The certificate of designations will establish a newly designated series of 575 shares of Series A convertible preferred stock, $.01 par value per share. Each share of Series A preferred will have an initial stated value of $10,000. The Series A preferred will accrue dividends at an annual rate of 5% that is payable quarterly, commencing June 30, 2002, in either cash or common stock, at our option (subject to our satisfaction of specified conditions set forth in the certificate of designations). The Series A preferred is subject to mandatory redemption on the fourth anniversary of its issuance similar to the terms of the debentures. The additional redemption, conversion, repurchase and other provisions of the form of the certificate of designations are set forth in
Exhibit 99.7.


     FUTURE FINANCING RIGHTS

We have granted to the purchasers of the debentures and the warrants the right to purchase up to an additional $4.75 million of our to be created preferred stock at any time after the six-month anniversary of the closing until the 15th month anniversary. The terms of the additional preferred will be identical in all respects to the Series A preferred and warrants, except with respect to the conversion price of the additional preferred, which is equal to $4.4338.

     We also have granted to the purchasers of the debentures and the warrants rights to participate in specified sales of our equity or equity-equivalent securities until 18 months following the closing of the placement. Pursuant to these rights, if the common stock is trading above the market price as of the day of closing, the purchasers have a right to purchase the greater of (i) 21% or (ii) $5 million of any equity or equity-equivalent securities that we propose to offer. If the common stock is trading below the market price as of the day of closing , the purchasers could elect to acquire the greater of (i) 50% or (ii) $5 million of any equity or equity-equivalent securities that we propose to offer. These purchase rights do not apply to securities issued in connection with specified firm commitment underwritten public offerings, strategic arrangements, mergers or acquisitions, and grants and sales of securities pursuant to equity incentive plans.

     INITIAL WARRANTS

The initial warrants are exercisable through March 25, 2007 to purchase 828,861 shares of common stock at an initial exercise price of $4.2755 per share. If we issue additional shares of common stock, or instruments convertible or exchangeable for common stock, during the two year period after closing at an effective price less than the exercise price, the exercise price will be reduced to equal that effective net price. If such issuance is after such two year period, the exercise price will be reduced on a weighted-average formula. Such adjustment would not apply to the issuance of common stock or such other securities as described for the debentures and the Series A preferred above.

     LIMITATIONS ON ISSUANCE OF COMMON STOCK

The debentures, warrants and terms of the Series A preferred stock all provide that the holders thereof may not convert or exercise any of these securities at a price below $3.167 into shares of common stock that would constitute an issuance by us of more than 20% of our outstanding common stock as of the closing date without the prior approval of our stockholders. We intend to present to the 2002 annual meeting of stockholders a resolution approving this potential issuance.

     REGISTRATION OF UNDERLYING COMMON STOCK

In connection with the transactions described above, we have agreed to register for resale under the Securities Act the shares of common stock issuable upon exercise of the warrants, conversion of the debentures, and conversion of any shares of preferred stock that may be purchased by the investors. Pursuant to the registration rights agreement with the purchasers (a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K), we have agreed to register these shares on a shelf registration statement on Form S-3. We have agreed, among other things, to have an initial registration statement covering the shares underlying the debentures and warrants declared effective ninety days after closing and to use our best efforts to keep it continuously effective until all the shares covered by the registration statement have been sold. During such period, we may not suspend sales under the registration statement except in the limited circumstances set forth in the registration rights agreement.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     Not applicable.

(c)  Exhibits

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EXHIBIT NUMBER                 DESCRIPTION

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99.1                           Securities Purchase Agreement dated as of March
                               25, 2002, between Visual Networks, Inc. and the Purchasers named therein

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99.2                           Form of 5% Senior Secured Convertible Debenture
                               Due March 25, 2006

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99.3                           Registration Rights Agreement dated as of March
                               25, 2002, between Visual Networks, Inc. and the Purchasers named therein

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99.4                           Form of Warrant of Visual Networks, Inc., dated
                               as of March 25, 2002

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99.5                           Security Agreement dated as of March 25, 2002,
                               between Visual Networks, Inc., its subsidiaries
                               and the Secured Parties named therein
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99.6                           IP Security Agreement dated as of March 25, 2002,
                               between Visual Networks, Inc., its subsidiaries
                               and the Secured Parties named therein
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99.7                          Form of Certificate of Designations of Series A
                              Convertible Preferred Stock

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99.8                          Press Release of Visual Networks, Inc., dated as
                              of March 27, 2002, with respect to the issuance of the debentures and warrants

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ITEM 9. REGULATION FD DISCLOSURE

ISSUANCE OF THE DEBENTURES PREFERRED STOCK AND WARRANTS.

We do not expect the issuance of the debentures, the Series A preferred and the warrants to result in any material dilution to our earnings (loss) per share for the fiscal years ending December 31, 2002 and 2003. The issuance of these securities may, however, be immaterially dilutive in the event of a relatively significant increase in the market price of the common stock.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  March 27, 2002                    Visual Networks, Inc.


                                         /S/ JOHN SAUNDERS
                                         -----------------------------------
                                         By:       John Saunders
                                         Title:    Chief Financial Officer